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                                                                    EXHIBIT 2.02


                         AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is made as
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of February __, 1998 by and between Exodus Communications, Inc., a California corporation ("Exodus California"), and Exodus Communications, Inc., a Delaware
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corporation ("Exodus Delaware").  Exodus California and Exodus Delaware are
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hereinafter sometimes collectively referred to as the "Constituent
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Corporations."

                                R E C I T A L S
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          A.   Exodus California was incorporated on February 16, 1995.  Its current authorized capital stock consists of: (1) 53,281,579 shares of Common Stock, no par value ("Exodus California Common Stock"), of which approximately
                      ------------------------------
6,201,760 shares are issued and outstanding; and (2) 74,960,124 shares of Preferred Stock, no par value ("Exodus California Preferred Stock"), of which
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34,117,371 shares are issued and outstanding (consisting as of December 31, 1997 of 7,798,483 shares of Series A Preferred Stock, 7,775,930 shares of Series B Preferred Stock, 65,524 shares of Series B1 Preferred Stock, 15,845,855 shares of Series C Preferred Stock, no shares of Series C1 Preferred Stock, 2,631,579 shares of Series D Preferred Stock and no shares of Series D1 Preferred Stock).

          B. Exodus Delaware was incorporated on January 6, 1998. Its authorized capital stock consists of: (1) 100,000,000 shares of Common Stock, with a par value of $0.001 per share ("Exodus Delaware Common Stock"), 1,000 of
                                       ----------------------------
which are issued and outstanding; and (2) 80,000,000 shares of Preferred Stock, $0.001 par value ("Exodus Delaware Preferred Stock"), none of which are issued
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and outstanding.

          C. The respective Boards of Directors of Exodus California and Exodus Delaware deem it advisable and to the advantage of each of the Constituent Corporations that Exodus California merge with and into Exodus Delaware upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of Exodus California from California to Delaware.

          D. The Boards of Directors of each of the Constituent Corporations have approved this Merger Agreement.

          NOW, THEREFORE, the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that Exodus California shall merge with and into Exodus Delaware on the following terms, conditions and other provisions:

          1.   MERGER AND EFFECTIVE TIME.  At the Effective Time (as defined
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below), Exodus California shall be merged with and into Exodus Delaware (the
"Merger"), and Exodus Delaware shall be the surviving corporation of the Merger
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(the "Surviving Corporation").  The Merger shall become effective upon the close
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of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of California, or upon the close of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of Delaware (the "Effective Time").
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          2.   EFFECT OF MERGER.  At the Effective Time, the separate corporate
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existence of Exodus California shall cease; the corporate identity, existence, powers, rights and immunities of
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Exodus Delaware as the Surviving Corporation shall continue unimpaired by the
Merger; and Exodus Delaware shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Exodus California, all without further act or deed.

          3.   GOVERNING DOCUMENTS.  At the Effective Time, the Certificate of
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Incorporation of Exodus Delaware in effect immediately prior to the Effective
Time shall become the Certificate of Incorporation of the Surviving Corporation and the Bylaws of Exodus Delaware in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

          4.   DIRECTORS AND OFFICERS.  At the Effective Time, the directors and
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officers of Exodus Delaware shall be and become directors and officers (holding the same titles and positions) of the Surviving Corporation and after the Effective Time shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          5.   CONVERSION OF SHARES OF EXODUS CALIFORNIA.  Subject to the terms
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and conditions of this Agreement, at the Effective Time, (i) three shares of
Exodus California Common Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Exodus Delaware Common Stock, (ii) one share of Exodus California Series A Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Exodus Delaware Series A Preferred Stock; one share of Exodus California Series A1 Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Exodus Delaware Series A1 Preferred Stock; one share of Exodus California Series B Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Exodus Delaware Series B Preferred Stock; one share of Exodus California Series B1 Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Exodus Delaware Series B1 Preferred Stock; one share of Exodus California Series C Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Exodus Delaware Series C Preferred Stock; one share of Exodus California Series C1 Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Exodus Delaware Series C1 Preferred Stock; one share of Exodus California Series D Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Exodus Delaware Series D Preferred Stock; and one share of Exodus California Series D1 Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Exodus Delaware Series D1 Preferred Stock, provided that the conversion ratio of such series of Preferred Stock shall be one (1) share of Common Stock for three
(3) shares of Preferred Stock.

          6.   CANCELLATION OF SHARES OF EXODUS DELAWARE.  At the Effective
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Time, all of the previously issued and outstanding shares of Exodus Delaware
Common Stock that were issued and outstanding immediately prior to the Effective Time shall be automatically retired and canceled.

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          7.   STOCK CERTIFICATES.  At and after the Effective Time, all of the
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outstanding certificates that, prior to that date, represented shares of Exodus
California Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Exodus Delaware Common Stock into which such shares of Exodus California Common Stock are converted as provided herein. At and after the Effective Time, all of the outstanding certificates that, prior to that date, represented shares of a series of Exodus California Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the series of Exodus Delaware Preferred Stock into which such shares of Exodus California Preferred Stock are converted as provided herein. The registered owner on the books and records of Exodus California of any such outstanding stock certificate for Exodus California Common Stock or Exodus California Preferred Stock shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Exodus Delaware or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Exodus Delaware Common Stock or Exodus Delaware Preferred Stock evidenced by such outstanding certificate as above provided.

          8.   CONVERSION OF OPTIONS AND WARRANTS.  At the Effective Time, all
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outstanding and unexercised options to purchase shares of Exodus California
Common Stock under the Exodus California 1995 Stock Option Plan and the Exodus California 1997 Equity Incentive Plan shall become options to purchase one-third (1/3rd) of the number of shares of Exodus Delaware Common Stock at three times the exercise price per share and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), if applicable, and all
                                                ----
other material terms and conditions (including but not limited to the terms and conditions applicable to such options by virtue of each of the Exodus California 1995 Stock Option Plan and the Exodus California 1997 Equity Incentive Plan). Continuous employment with Exodus California will be credited to an optionee for purposes of determining the vesting of the number of shares of Exodus Delaware Common Stock under a converted Exodus California option at the Effective Time. Additionally, at the Effective Time, Exodus Delaware shall assume the Exodus California 1997 Equity Incentive Plan. At the Effective Time, any outstanding and unexercised portions of all warrants to purchase or acquire Exodus California Common Stock shall become warrants to purchase or acquire, on the same terms and conditions, one-third (1/3rd) of the number of shares of Common Stock for three times the exercise price per share, of Exodus Delaware, and any outstanding and unexercised portions of all warrants to purchase or acquire any series of Exodus California Preferred Stock shall become warrants to purchase or acquire, on the same terms and conditions, the same number of shares of series of Preferred Stock for the same exercise price per share, of Exodus Delaware, provided that the conversion ratio of such series of Preferred Stock shall be one (1) share of Common Stock for three (3) shares of Preferred Stock.

          9.   FRACTIONAL SHARES.  No fractional shares of Exodus Delaware
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Common Stock or series of Preferred Stock will be issued in connection with the
Merger. In lieu thereof, Exodus Delaware shall pay each shareholder of Exodus California who would otherwise be entitled to receive a fractional share of Exodus Delaware Common Stock or series of Preferred Stock (assuming the aggregation of all shares held by the same holder of more than one stock certificate representing shares of Exodus California Common Stock, or series of Preferred Stock, as the case may be) a cash amount equal to the applicable fraction multiplied by the fair market value of a share of Exodus Delaware Common Stock, as determined by the Board of Directors of Exodus Delaware in good faith (the "Fair
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Market Value Per Share"). Upon exercise of each assumed option of Exodus
----------------------
California to purchase Exodus Delaware Common Stock, cash will be paid by Exodus Delaware in lieu of any fractional share of Exodus Delaware Common Stock issuable upon exercise of such option, and the amount of cash received for such fractional share shall be the Fair Market Value Per Share upon exercise thereof multiplied by the applicable fraction, less the unpaid exercise price per share for such fraction. With respect to Preferred Stock, cash in lieu of fractional shares shall be paid in connection with the conversion of each series of Preferred Stock into Common Stock as set forth in Section 5, above.

          10.  EMPLOYEE BENEFIT PLANS.  At the Effective Time, the obligations
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of Exodus California under or with respect to every plan, trust, program and benefit then in effect or administered by Exodus California for the benefit of the directors, officers and employees of Exodus California or any of its subsidiaries shall become the lawful obligations of Exodus Delaware and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, Exodus Delaware hereby expressly adopts and assumes all obligations of Exodus California under such employee benefit plans.

          11.  FURTHER ASSURANCES.  From time to time, as and when required by
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the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Exodus California such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Exodus California, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of Exodus California, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

          12.  CONDITION.  The consummation of the Merger is subject to the
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approval of this Merger Agreement and the Merger contemplated hereby by the shareholders of Exodus California and by the sole stockholder of Exodus Delaware, prior to or at the Effective Time.

          13.  ABANDONMENT.  At any time before the Effective Time, this Merger
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Agreement may be terminated and the Merger abandoned by the Board of Directors of Exodus California or Exodus Delaware, notwithstanding approval of this Merger Agreement by the Boards of Directors and shareholders of Exodus California and Exodus Delaware.

          14.  AMENDMENT.  At any time before the Effective Time, this Merger
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Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders of Exodus California and Exodus Delaware; provided, however,
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that any amendment made subsequent to the adoption of this Agreement by the shareholders of Exodus California or the sole stockholder of Exodus Delaware shall not alter or change: (i) the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of Exodus California; (ii) any of the terms of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) any of the terms or conditions of this Merger Agreement, if any such

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alteration or change would adversely affect the holders of any shares of any class or series of Exodus California or Exodus Delaware.

          15.  TAX-FREE REORGANIZATION.  The Merger is intended to be a tax-free
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plan of reorganization within the meaning of Section 368(a)(1)(F) of the Code.

          16.  GOVERNING LAW.  This Agreement shall be governed by and construed
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under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to the principles of conflicts of law, except to the extent that the laws of the State of Delaware would apply in matters relating to the internal affairs of Exodus Delaware and the Merger.

          17.  COUNTERPARTS.  In order to facilitate the filing and recording of
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this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

          18.  ENTIRE AGREEMENT.  This Agreement constitutes the entire
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agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, whether oral or written, with respect to such subject matter.



     IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers hereunto duly authorized.

EXODUS COMMUNICATIONS, INC.,            EXODUS COMMUNICATIONS, INC.,
a California corporation                a Delaware corporation

By:_____________________________        By:_________________________________
   K.B. Chandrasekhar                      K.B. Chandrasekhar
   President and Chief Executive           President and Chief Executive
   Officer                                 Officer


ATTEST:                                 ATTEST:
------                                  ------

By:_____________________________        By:_________________________________
   Adam W. Wegner                      Adam W. Wegner
   Secretary                           Secretary

               [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]